                                                                   EXHIBIT 10.13


                             DISTRIBUTION AGREEMENT


THIS DISTRIBUTION AGREEMENT is entered into this 2nd day of November 1995 by and between BRILLIANT INTERACTIVE IDEAS PTY LTD ACN 061 288 668 of Lvl 1, 17 The Corso, Manly, NSW, 2095 (hereinafter referred to as "BII ") and ROADSHOW ENTERTAINMENT PTY LTD ACN 005 078 428 located at The Merlin Centre, 235 Pyrmont St, Pyrmont, NSW, 2009 (hereinafter referred to as "ROADSHOW").

WHEREAS ROADSHOW is in the business of publishing and distributing computer software in Australia and New Zealand and BII are in the business of developing interactive multimedia software products. ROADSHOW is desirous of publishing and distributing the various software products as listed in Appendix A hereto, that BII have developed.

NOW THEREFORE THE PARTIES do agree as follows:

Territory is defined as Australia and New Zealand and all those islands normally serviced from Australia and New Zealand as follows:-

(a)         Australia

            Papua New Guinea and mandated territories, including New Britain, New Ireland, Admiralty Islands, Solomon Islands (including Bougainville), Vanuatu, New Caledonia, Christmas Islands, Ashmore Islands, Ocean Island, Nauru;

(b)         New Zealand

            Cook Islands, Fijian Islands, Samoan Islands (excluding American Samoa), The Tongan Islands, Raratonga, Norfolk Island, Kiribati (formerly Gilbert Islands), Tuvalu (formerly Ellice Islands), The Takelau Islands.


1. BII have developed a range of CD-ROM software titles for ROADSHOW hereinafter referred to as the "Products ". (as listed in Appendix
            A).

2(a). The Products shall be delivered in object code in a form compatible with IBM PC running under Windows V3.x and Windows 95, as well as Macintosh from Apple Computer.

2(b). BII agrees to rectify all software bugs which are defined as programming errors in the Products reported by ROADSHOW within 30 days or as agreed between the parties.

3(i). BII grants to ROADSHOW the exclusive right to reproduce, publish, distribute, display and sell the Products in the Territory on all hardware platforms (excluding on-line and remote delivery systems) whether now known or hereinafter devised and to all markets whether or not now known provided that in the event that BII are approached by another organisation (the Approachor) wishing to convert any of the Products to another hardware platform other than IBM PC or Macintosh from Apple Computer and the Approachor requires worldwide distribution then BII shall be entitled to enter into an agreement with the Approachor for worldwide distribution provided that BII notify ROADSHOW in writing of the approach and BII use their best efforts to secure the exclusive distribution rights on the hardware platform for ROADSHOW in the Territory.

            ROADSHOW shall not be entitled to make any alterations to the object code of the Products without the written consent of BII. Such consent shall not be unreasonably withheld.

3(ii). ROADSHOW shall not distribute or export directly or indirectly any copies of the Product outside the Territory and ROADSHOW shall not distribute, sell or make available any copies of the Product to anyone in the Territory, whom ROADSHOW knows or ought to know, will export copies of the Product outside the Territory.

4(i). The rights as granted in clause 3 above are the exclusive rights for the Territory and shall not conflict with any other rights granted by BII.

4(ii). BII further grants to ROADSHOW OEM and bundle rights to the Products for the Territory. These rights are independent of the other rights as granted above.

5(i) ROADSHOW shall pay to BII a royalty of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION% of the Net Revenue received by ROADSHOW for each Product sold under clause 3 and 4(ii) above. Net Revenue is defined as gross revenue actually received by ROADSHOW from the sale and exploitation of Products less cash and credit returns, warranty replacements and sales tax payable on the Products. No royalty shall be due on Products distributed at no charge under clause 22 of this Agreement to distributors, sub-distributors or dealers for promotional or evaluation purposes.

            ROADSHOW shall retain BII's royalties as enumerated above in respect of all Products until ROADSHOW shall have recouped therefrom cumulatively a sum equal to all advances or guarantees which have been paid or are payable to BII under the terms of this agreement. After said sum is recouped by ROADSHOW, ROADSHOW shall disburse BII's royalties to BII in accordance with clause 5 (ii) hereof.

5(ii). ROADSHOW shall pay to BII the royalties due under clause 5(i) above, each calendar quarter (March, June, September and December) within 30 days after the end of each calendar quarter. Such royalty payments are subject to the recoupment of advances from BII's share as contained in clause 6 below.

5(iii). ROADSHOW shall provide BII a quarterly sales and royalty report, certified as correct by an authorized officer of ROADSHOW (the Certified Sales and Royalty Report) when remitting the royalty payments as detailed in clause 5 (ii) above. Where royalties payable are offset against advances then the Certified Sales and Royalty report shall still be provided to BII within 30 days from the end of the calendar quarter.

            In the event that the Certified Sales and Royalty report has not been provided to BII within 45 days from the end of the calendar quarter then BII shall be entitled to appoint an independent party to examine ROADSHOW's records for the purpose of ascertaining the royalties due for the relevant period. The cost of the independent party in determining the royalties due plus any royalties due shall be paid to BII within 14 days of ROADSHOW receiving written notification from BII of the amount due.

6. ROADSHOW shall pay to BII a sum of AUD $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) being a non-refundable development advance to be recouped against royalties due to BII, for each Product sold under clause 5 above. The advance shall be payable as follows:

            (a) AUD $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION on the execution of this Agreement;

            (b) AUD $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per Product upon the delivery to ROADSHOW of the gold master and all necessary artwork (such artwork to be supplied on a syquest cartridge or CD-ROM) for the release of the Product, for each Product;

            (c) AUD $CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION per Product within 45 days of the delivery of the gold master and all necessary artwork for the release of the Product, for each Product;

ROADSHOW agrees that the payment of the advances in 6(b) and 6(c) above will not be delayed as a result of amendments and changes that may be requested by ROADSHOW.

7. In the event of ROADSHOW not releasing a given Product in any country or land within the Territory within CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION of ROADSHOW receiving the gold master and artwork for the Products then the rights granted under clauses 3 and 4 of this Agreement for the given Product shall revert back to BII for the country or island within the Territory that the Products have not been released in, unless agreement is reached between ROADSHOW and BII to extend the CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION period. In the event of the rights granted in clauses 3 and 4 reverting back to BII under this clause, for a country or island within the Territory, the definition of Territory shall be changed to exclude the country or island.

8.          Left Blank

9. ROADSHOW shall use it's best commercially reasonable endeavors to promote and expand the sale of the Products in all parts of the Territory and in all sectors of the market on the maximum possible scale by all reasonable means. ROADSHOW shall fulfil all orders for the Product within a reasonable time after receipt of the order and shall not make any false, misleading or deceptive statements in respect of the Product.

10. ROADSHOW shall keep complete and accurate records regarding the production, replication and distribution of the Products and shall upon 10 business days notice from BII allow BII or its agent to inspect all of these records and other related documents during normal working hours. In the event of any discrepancies being noted ROADSHOW agree to pay BII within 10 days all additional moneys owing and where the discrepancy exceeds 10% of the amount that is due to BII, ROADSHOW agrees to pay all costs incurred by BII in conducting the inspection of ROADSHOW's records. BII's ability to conduct the above mentioned inspection is restricted to once every year and on termination of this Agreement for any reason whatsoever.

11(i). BII may terminate this Agreement immediately upon giving written notice to ROADSHOW if:

            (a) ROADSHOW falls to make any payment when due or otherwise breaches a major provision or warranty of this Agreement and has not rectified such breach within thirty (30) days of notice from BII; or

            (b) ROADSHOW dissolves, liquidates or bankruptcy, insolvency or winding up procedures are commenced by ROADSHOW or are brought against ROADSHOW and such proceedings are not set aside within thirty (30) of their commencement.

11(ii) ROADSHOW may terminate this Agreement immediately upon giving written notice to BII if BII dissolves, liquidates or if bankruptcy, insolvency or winding up procedures are commenced by BII or are brought against BII and such proceedings are not set aside within thirty (30) days of their commencement; or if BII otherwise breaches a major provision or warranty of this Agreement and does not rectify the breach within thirty (30) days after receiving written notice of the breach from ROADSHOW.

11(iii) If this Agreement is terminated by ROADSHOW due to a breach by BII under clause 11 (ii) above then BII shall refund any unrecouped portion of the advance theretofore paid provided that the breach by BII is not due to an unjustified, negligent or wilful act by ROADSHOW or any of ROADSHOW's employees, agents, contractors or subcontractors.

12.         If this Agreement is terminated for any reason, ROADSHOW shall:

            (a)     immediately return all masters of the Products to BII; and

            (b) have the fight to sell it's existing stocks of the Product for a period of six (6) months, from the date the Agreement is terminated subject to payment to BII of all royalties due under this agreement;

            (c) at the expiration of the six month period referred to in clause 12(b) above ROADSHOW shall destroy all remaining stock of the Products held by ROADSHOW and provide BII with written notice certifying that all remaining stock has been destro yed.

13. BII shall be responsible for any and all other royalties due on the Products to third parties including music royalties, animation royalties and licensing royalties.

14. BII provides no warranty as to names being used including the name Brilliant Interactive Ideas in the territories in which ROADSHOW distributes. In the event a name change is needed for legal reasons then the parties shall consult as to the new name and BII shall make the necessary changes at its expense. BII shall indemnify ROADSHOW to the extent of direct costs incurred by ROADSHOW as a result of any such name variation.

            BII warrants that it is not aware of any contraventions caused by the names that are used.

15.(i). The names used are the property of BII and ROADSHOW shall have no claim to these or any other names being used.

            BII retains any and all of the copyrights contained in the Products and ROADSHOW shall have no rights in the copyrights or other intellectual rights contained in the

            Products. All Products shipped shall reflect the appropriate copyrights which shall be provided to ROADSHOW simultaneously with the masters. Any press releases or advertisement for the Products shall reference BII as the developer and shall contain the appropriate copyright notices as provided.

15(ii). BII hereby authorizes ROADSHOW to take any and all action that ROADSHOW deems necessary to protect and enforce BII's copyright in the products. ROADSHOW shall notify BII in writing of any and all action that ROADSHOW takes prior to the commencement of the action and shall keep BII fully informed of the status and progress of the action. Where as a result of such action by ROADSHOW damages are awarded then ROADSHOW shall be entitled to recover from the damages all costs incurred as a result of the action and any residual amount remaining shall be split equally between ROADSHOW and BII.

16.         Left Blank

17.         Left Blank

18.         BII represents and warrants that:-

(a) the Products, as delivered to ROADSHOW, will not infringe the patent, copyright, trademark, trade secret or other proprietary or privacy rights of any third party. Each party shall fully indemnify the other (and its affiliates, shareholders, directors, officers, employees and agents) against all losses, costs, charges and expenses arising from such party's negligence in connection with this Agreement;

(b) that BII is a corporation duly incorporated and validly existing in good standing under the laws of the state of its incorporation; and has full rights, power, legal capacity and authority to enter into this Agreement and to carry out the terms hereof and perform its obligations hereunder;

(c) That BII has secured or will secure, prior to delivery of each of the Products all rights necessary to enable ROADSHOW to exercise its Product distribution rights under this Agreement, without incurring any obligations or liabilities whatsoever to any person and any obligations or liabilities arising shall be and remain the sole responsibility and obligation of BII. BII further warrants that it has obtained all applicable licenses and has paid and / or will timely pay all applicable payment for the rights to reproduce, distribute, perform and display such works, as applicable, without any rights of reimbursement from ROADSHOW.

(d) the Products pursuant to the terms of this Agreement satisfy or will be capable of satisfying all censorship requirements within the Territory.

19.         ADDITIONAL RIGHTS

            BII hereby grants to ROADSHOW and ROADSHOW hereby accepts the following additional rights for the Territory and upon the terms and conditions of this Agreement:-

(a) The right to have sole, full and complete discretion concerning the manufacture / duplication, distribution, marketing and other exploitation of the Products in accordance with the terms and conditions of this Agreement;

(b) The right to make written summaries, extracts and synopses of the Products, for the purpose of advertising, exploiting and publicising the Products and to use, exhibit and or broadcast excerpts of the Products for the purpose of advertising, publicising and otherwise promoting the Product including without limitation the right to incorporate extracts in catalogues of all kinds, whether electronic or not;

(c) The right to access to use such advertising promotion and publicity material as BII may own or control;

(d) The right to create and prepare materials for the promotion advertising and publicising of the Products provided that all advertising or publicity for the Products shall comply with all credit obligations of BII of which ROADSHOW shall have been given prior written notice;

(e) The right to use the trademarks and designs on and in the Products in association with the sale or hire hereof as permitted by this Agreement;

(f) The right to use whatever duplicator that it in its unfettered discretion considers is most appropriate in all the circumstances for the duplication of units of the Products.

20.         END USER TECHNICAL SUPPORT

(a) ROADSHOW shall provide end user technical support to all end users of the Products. BII will provide reasonable telephone consultation to ROADSHOW with respect to any questions or problems concerning the Products or the use of the Products;

(b) At ROADSHOW's request, BII shall provide reasonable assistance to ROADSHOW's software, support personnel in connection with ROADSHOW's technical support of end users of the Product Packages.

21.         WITHHOLDINGS

            All amounts payable hereunder shall be subject to all laws and regulations now or hereafter in existence requiring the deduction and / or withholding of moneys for income, sales, or other taxes assessable with respect to fees hereunder. ROADSHOW shall be entitled to withhold such taxes and remit the same to the taxing entity within the Territory and will use best efforts to furnish BII with certificates evidencing the withholding and payment of any such taxes. The benefit of the resultant tax credits arising from the payment of the withholding taxes shall accrue to BII.

22.         FREE SAMPLES

            BII agrees to allow ROADSHOW to produce sixty (60) copies, or a greater number of copies as agreed between ROADSHOW and BII, of Not For Resale units of each Product for promotional purposes. No fees or royalties shall be payable to BII for these Not For Resale units under the terms of this agreement

23. ROADSHOW agrees to provide BII with 100 copies of Not For Resale units of each Product for BII's promotional purposes. Such Not for Resale units to be provided to BII at ROADSHOW'S cost of producing the unit.

24. Each party shall treat as confidential all information of a confidential nature of the other party which comes into it's possession under this Agreement.

25. The term of this Agreement shall be for a period of CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION (CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION) CONFIDENTIAL INFORMATION OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION from the date of signing of this Agreement.

26.         This Agreement shall be governed by the laws of New South Wales.

27.         ASSIGNMENT

            This Agreement may not be assigned by either party without the express written approval of the other party. Such approval may not be unreasonably withheld.

28.         NOTICES

28.1 Any notice, communication or other document authorised or required to be given or sent pursuant to this Agreement (herein referred to as a "Notice") shall unless otherwise specifically provided by this Agreement be in writing addressed as follows:-

TO BII:     Level 1, 17 The Corso
                    Manly
                    NSW     2095

            Telephone: (02) 9977 4277
            Facsimile: (02) 9977 4123

            For the Attention of:  Mark Miller

TO ROADSHOW:
            4th Floor, The Merlin Centre
            235 Pyrmont St.
            Pyrmont
            NSW    2009

            Telephone: (02) 552 8600
            Facsimile: (02) 552 2510

            For the Attention of: David Lyons

            or such other address as the relevant addressee may hereafter specify for such purpose to the other party to this Agreement by notice in writing.

28.2 A notice includes communication by facsimile. The sender of any communication by facsimile shall forthwith confirm the same by letter, but failure by the addressee to receive the same shall not prejudice the validity or effect of such facsimile.

28.3 A notice shall be signed or, in the case of a facsimile, purport to be signed, by the party originating the notice or by a director or secretary of that party if it is a corporation.

28.4 A notice which is sent by prepaid mail shall be deemed to be received on the third day following the day on which it was posted.

28.5 A notice which is sent by facsimile shall be deemed to be received at the time printed on the printout by the machine on which the notice is transmitted.

29.         RELATIONSHIP OF PARTIES.

            Each party is acting as an independent contractor and not as an agent, partner, or joint venturer with the other party for any purpose. Except as provided in this Agreement, neither party shall have any right, power, or authority to act or to create any obligation, express or implied, on behalf of the other.

30.         FORCE MAJEURE.

            Neither party shall be responsible for delays or failure of performance resulting from acts beyond the reasonable control of such party. Such acts shall include, but not be limited to, acts of God strikes, walkouts, riots, acts of war, epidemics, failure of suppliers to perform, government regulations, power failure(s), earthquakes, or other disasters.

31.         SURVIVAL OF CERTAIN PROVISIONS.

            The confidentiality obligations set forth in the Agreement shall survive the termination of this Agreement by either party for any reason.

32.         HEADINGS.

            The titles and headings of the various sections and paragraphs in this Agreement are intended, solely for convenience of reference and are not intended for any other purpose whatsoever, or to explain, modify, or place any construction upon or on any of the provisions of this Agreement.

33.         ALL AMENDMENTS IN WRITING.

            No provisions in either party's purchase orders, or in any other business forms employed by either party will supersede the terms and conditions of this Agreement, and no supplemental modification, or amendment of this Agreement shall be binding, unless executed in writing by duly authorised representative of each party to this Agreement.

34.         ENTIRE AGREEMENT.

            The parties have read this Agreement and agree to be bound by its terms, and further agree that it constitutes the complete and entire agreement of the parties and supersedes all previous communications, oral or written, and all other communications between them relating to the license and to the subject matter hereof. No representations or statements of any kind made by either party, which are not expressly stated herein, shall be binding on such party.

35.         WAIVER

            Failure by either party to insist upon the performance of any or more of the conditions hereof shall not be deemed to be a waiver of any rights and remedies that that party may have and shall not deemed a waiver of any subsequent breach or default. No provision of this agreement shall deemed to have been waived unless such waiver shall be in writing and signed by a person being or purporting to be a director, manager, secretary or other officer of the party giving notice in their behalf.

36.         SEVERABILITY

            If any clause or part hereof shall be held or be deemed invalid or unenforceable for any reason whatsoever, then such clause or part thereof shall be deemed to be deleted from this Agreement and the Agreement shall otherwise remain in full force and effect. The parties hereto agree to replace any invalid, illegal or unenforceable provision with a provision which has the most similar permissible economic and legal effect to the invalid, illegal or unenforceable provision.

By their signatures below the parties agree to be bound by the terms of this Agreement.



/s/ Kathryn Hamilton                   /s/ Mark Miller
--------------------------             ---------------------
ROADSHOW ENTERTAINMENT PTY             BRILLIANT INTERACTIVE IDEAS PTY
ACN 005 078 428                        LTD
Name:  Kathryn Hamilton                ACN 061 288 668
Position: Director Acquisitions        Name: Mark Miller
                                       Position: Managing Director

Appendix A

The Products are:

A.       KIDSTHEATRE

         1.   Plates are People Too
         2.   The Gumball Shop
         3.   Play Ball Zachary

B.       KIDSTORY

         1.   Dinosaur in the Garden
         2.   Monster on the Loose
         3.   Caitlin's Crazy Contraptions

C.       Craftpax

         1.   Activity Pack
         2.   Magic Trix

D.       Beyond 2000 Interactive

         1.   Dream Machines and Their Designers
         2.   101 Ways to Save Our Planet